EXHIBIT 1.1

FILED AND REGISTERED
OCTOBER 24, 1980

M.A. Jorre de St. Jorre
Registrar of Companies


                                   COMPANY ACT

                                   MEMORANDUM
                                       OF
                            GOLDEN TREND ENERGY LTD.


I wish to be formed into a Company with limited liability under the Company Act in pursuance of this Memorandum.

1. The name of the Company is "GOLDEN TREND ENERGY LTD."

2. The authorized capital of the Company consists of Ten Million (10,000.000) SHARES without par value.

3. I agree to take the number and kind of shares in the Company as set opposite my name.

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NAME, RESIDENT ADDRESS AND                          NUMBER, KIND OR CLASS
OCCUPATION OF SUBSCRIBER                            OF SHARES TAKEN BY
                                                    SUBSCRIBER
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BY: /s/ Beverly J. Caverhill                        One (1) Share
304 145 West Keith Road                             Without par value
North Vancouver, B.C.

SECRETARY

TOTAL SHARES TAKEN:                                 One (1) Share
                                                    Without par value


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DATED at Vancouver, B.C., this 21st day of October, 1980.